UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2011

HARRY & DAVID HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-127173	20-8884389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 South Pacific Highway, Medford OR	97501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 864-2362

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 423 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

See Item 2.02 in respect of certain preliminary financial information Harry & David Holdings, Inc. (“Harry & David”) released on January 18, 2011. As a result of Harry & David’s estimated results of operations for its second fiscal quarter, Harry & David will not be able to borrow under the $105.0 million revolving credit facility, as amended as of July 7, 2010, unless it is amended or the financial covenant noncompliance is waived. There can be no assurance that the revolving credit facility will be amended or the noncompliance waived, and it is possible that the facility will be terminated as a result of noncompliance with the financial covenant.

Item 2.02	Results of Operations and Financial Condition.

On January 18, 2011, Harry & David issued a press release which, among other things, disclosed certain preliminary financial information for its second fiscal quarter ended December 25, 2010 and Harry & David’s retention of financial and legal advisors to assist it in pursuing possible recapitalization alternatives. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The foregoing information (including the exhibit hereto) is being furnished under “Item 2.02 Results of Operations and Financial Condition” and “Item 7.01 Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of this information pursuant to Items 2.02 and 7.01 is not an admission that such information is material or that disclosure of such information is required.

Item 7.01.	Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRY & DAVID HOLDINGS, INC.

Date: January 18, 2011

	By:	/s/ EDWARD F. DUNLAP
	Name:	Edward F. Dunlap
	Title:	Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 18, 2011